Exhibit 10.1

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of [●], 2023 (the “Effective Date”) by and between SKYLINE CHAMPION CORPORATION, an Indiana corporation (“Parent”), CHAMPION HOME BUILDERS, INC., a Delaware corporation (“CHB”), CHAMPION RETAIL HOUSING, INC., a Delaware corporation (“CHR” and together with Parent and CHB, “Buyers”, and each individually, a “Buyer”), and the Person listed as the Restricted Party on the signature page hereto (the “Restricted Party”). Capitalized terms used but not otherwise defined herein or in Section 6 hereof, shall have the meaning ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Buyers have entered into that certain Securities Purchase Agreement (as amended, supplemented or modified from time to time, the “Purchase Agreement”), dated as of August 25, 2023, by and among Buyers, REGIONAL HOLDINGS CORPORATION, a Mississippi corporation (“Regional”), REGIONAL UNDERWRITERS, INC., a Saint Kitts and Nevis corporation (“Regional Underwriters”), HEATH JENKINS, a resident of Mississippi (“Heath Jenkins” and together with Regional and Regional Underwriters, “Sellers”, and each individually, “Seller”), DANA JENKINS, a resident of Mississippi (“Dana Jenkins”), and HEATH JENKINS, AS THE SELLERS’ REPRESENTATIVE (the “Sellers’ Representative”), pursuant to which Buyers will purchase all of the Securities held by Sellers, on the terms and subject to the conditions set forth in the Purchase Agreement, such that upon the Closing, Buyers shall own all of the Securities of the Company Group;

WHEREAS, as a condition to the Closing, Buyers have required the execution of this Agreement by the parties hereto to provide for certain restrictions on the Restricted Party, provided, that such restrictions shall only be effective upon the Closing;

WHEREAS, upon consummation of the transactions contemplated by the Purchase Agreement, pursuant to the terms and conditions of the Purchase Agreement, the Restricted Party will be the recipient, either directly or indirectly, of substantial, significant and material consideration in connection with the consummation of such transactions and, in exchange therefor, the Restricted Party is agreeing to certain limitations and restrictive covenants as provided herein;

WHEREAS, the Restricted Party acknowledges that the agreements and covenants contained herein are a material inducement to each Buyer’s entry into the Purchase Agreement and agreement to consummate the transactions contemplated by the Purchase Agreement and neither Buyer would have executed the Purchase Agreement or consummated the transactions contemplated thereby without such covenants and agreements; and

WHEREAS, in connection with the Closing, and as an inducement to cause Buyers to enter into the Purchase Agreement, the Restricted Party has agreed to enter into and to be bound by the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.
Non-Competition. The Restricted Party acknowledges and agrees that (a) the Business of the Company Group was conducted throughout the Territory prior to the Closing, (b) the Company Group’s reputation and goodwill are an integral part of its Business success throughout the Territory as of the Closing, (c) the Restricted Party is familiar with certain of the trade secrets and other confidential information of Company Group and the Business, (d) the Restricted Party’s services prior to the Closing were of special, unique and extraordinary value to the Business and (e) Buyers and their Affiliates would be irreparably damaged and harmed if, in violation of this Agreement, the Restricted Party were to provide services or to otherwise participate in the operations or business of any Person engaged in the Business within the Territory and any such competition could result in a significant loss of goodwill by Buyers in respect of the Business. The Restricted Party further acknowledges and agrees that (i) the covenants and agreements set forth in this Section 1 are a critical inducement to each Buyer to enter into this Agreement and the Purchase Agreement and to perform their obligations hereunder and thereunder, (ii) Buyers and their Affiliates would not obtain the benefit of the bargain set forth in the Purchase Agreement as specifically negotiated by the parties thereto if the Restricted Party breached the provisions of this Section 1, (iii) the covenants set forth in this Section 1 are being made by the Restricted Party in connection with the direct and/or indirect sale by the Restricted Party of the Securities held by Sellers pursuant to terms of the Purchase Agreement and not directly or indirectly in connection with the Restricted Party’s employment or other relationship with Sellers, and (iv) the character, duration and scope of this Agreement are reasonable in light of the circumstances as they exist on the Effective Date, including the Restricted Party’s economic interest in the transactions contemplated by the Purchase Agreement. Therefore, in further consideration of the amounts to be paid pursuant to the Purchase Agreement and to protect the goodwill of the Business transferred in connection therewith, and as a condition to each Buyer’s willingness to enter into the Purchase Agreement and this Agreement, the Restricted Party shall not, and shall cause its Affiliates not to, during the period beginning on the Closing Date and ending on the date of the expiration of the Restricted Period (as defined below), directly or indirectly, including through another Person, except on behalf of the Buyers, the Company Group or the Business, (x) provide to any Person located in the Territory products and/or services that are competitive with the Business, (y) call on, solicit, or service any Person who the Restricted Party has knowledge is a customer, supplier, vendor, licensee, licensor, franchisee, distributor, channel partner, reseller or other business relation of Sellers for the purpose of providing services that are competitive with the Business, and (z) own any interest in, manage, control, consult with, render services for, or be employed by, any Person that engages or, to the knowledge of the Restricted Party, is preparing to engage, in any manner, in the Business within the Territory. Nothing herein shall prohibit the Restricted Party from being a passive owner of not more than 2% (excluding, for the avoidance of doubt, any ownership of Buyers which shall not be subject to the terms of this Section 1) of any class of stock of a corporation, which class of stock is publicly traded, so long as the Restricted Party has no active participation in the business of such corporation.
2.
Non-Solicitation of Service Providers. During the Restricted Period, the Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly (on the Restricted Party’s own behalf or on behalf of any other Person), except as otherwise set forth on Schedule 2 hereto: (a) recruit, encourage or solicit any current employee, consultant, or independent contractor of the Company Group (including those employees of Sellers or the Company Group being hired by Buyers or their Affiliates in connection with the transactions contemplated by the Purchase Agreement) (collectively, the “Buyer Personnel”), to leave the employment or service of Buyers, the Company Group or their Affiliates or (b) interview or provide any input to any third party regarding the qualifications, skills, job performance, achievements of, or experiences in working with, any such Buyer Personnel. Notwithstanding the foregoing, this Section 2 shall not be deemed to have been breached or violated by (i) the placing of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward any such Buyer Personnel (“General Advertisements”) or (ii) the hiring of any such Buyer Personnel if such persons responded to a General Advertisement without any inducement or solicitation prior to such response.
3.
Non-Solicitation of Customers. During the Restricted Period, the Restricted Party shall not, and shall cause its Affiliates not to, anywhere in the Territory, directly or indirectly (on the Restricted Party’s own behalf or on behalf of any other Person (excluding, for the avoidance of doubt, on behalf of the Buyer or Company Group)), contact, recruit, encourage or solicit any Restricted Customer for the purpose of providing or marketing products and/or services that are competitive with the Business. “Restricted Customer” shall be defined as any customer or potential customer that the Restricted Party solicited or contacted, or about whom the Restricted Party obtained proprietary or confidential information, in each case, during the Restricted Party’s employment or other relationship with Sellers or the Company Group through the Effective Date.
4.
Enforcement.
(a)
If at the time of enforcement of Section 1, Section 2 or Section 3, a court of competent jurisdiction holds that any of the restrictions stated therein is unreasonable under circumstances then existing, including by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, the parties hereto agree that the maximum period, scope or geographical area enforceable under such circumstances shall be substituted for the stated period, scope or area and that the court of competent jurisdiction shall be allowed to revise the restrictions contained therein to cover the maximum period, scope and area permitted by Law. The parties hereto agree that Buyers and their Affiliates may suffer irreparable harm from a breach of this Agreement by the Restricted Party and that money damages may not be an adequate remedy for any such breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement by the Restricted Party, each Buyer and its Affiliates, and their respective successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to seek specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). The Restricted Party acknowledges and agrees that due to the proprietary nature of the Business, the restrictions contained in this Agreement are reasonable (including as to duration, geographical area and scope) and are necessary to ensure the preservation, protection and continuity of the Business, trade secrets and goodwill of the Business and that the Restricted Party has reviewed the provisions of this Agreement with the Restricted Party’s legal counsel.
(b)
The Restricted Party acknowledges, represents and warrants to Buyers that (i) the enforcement of any covenants set forth in this Agreement against the Restricted Party would not impose any undue burden upon the Restricted Party and (ii) none of the covenants set forth in this Agreement are unreasonable as to duration or scope.
5.
Miscellaneous.
(a)
Effectiveness. Notwithstanding anything herein to the contrary, this Agreement shall only become effective, if at all, upon the Closing in accordance with its terms. In the event that the Closing does not occur, no party hereto nor any of its Affiliates shall have any obligation or liability hereunder, and no claim shall be made by any party hereto nor any of its Affiliates in respect hereof.
(b)
Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service. Any such notice, request, demand, claim or other communication shall be deemed to have been delivered and given (i) when delivered, if delivered personally, or (ii) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service:

if to the Restricted Party, to the address set forth on the signature page attached hereto.

if to Buyers to:

Champion Home Builders, Inc.

755 W. Big Beaver, Suite 1000

Troy, Michigan 48084

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

321 North Clark Street, Suite 3000

Chicago, Illinois 60654

Attention: Patrick Daugherty and Steven Cade

Email: pdaugherty@foley.com and

scade@foley.com

(c)
Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party hereto.
(d)
Waiver. No failure or delay of any party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion. Except as otherwise provided herein, the rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies, which they would otherwise have hereunder. Any agreement on the part of any party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
(e)
Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, that
(i)
Either Buyer may, without the written consent of the Restricted Party but upon prior written notice to the Restricted Party, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates, provided that such assignment does not expand the scope of any restriction set forth herein;

(ii)
Either Buyer may, without the written consent of the Restricted Party but upon prior written notice to the Restricted Party, assign its rights under this Agreement for collateral security purposes to any lender providing financing to such Buyer or any of its Affiliates and any such lender may exercise all of the rights and remedies of such assignor, as applicable, hereunder and thereunder, provided that such assignment does not expand the scope of any restriction set forth herein; and
(iii)
Either Buyer may, without the written consent of the Restricted Party but upon prior written notice to the Restricted Party, assign its rights under this Agreement, in whole or in part, to any subsequent acquirors, assigns or successors in interest of such Buyer or any material portion of its assets (whether such transfer is structured as a sale of stock, a sale of assets, a merger, or otherwise), provided that such assignment does not expand the scope of any restriction set forth herein.
(f)
Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each of the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
(g)
Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
(h)
Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties hereto, with respect to the subject matter hereof; provided, that nothing herein shall modify, amend, supersede or waive any rights under, any existing or future nondisclosure, noncompete, nonsolicitation, nondisparagement, confidentiality, invention assignment, work product, work-for-hire, intellectual property protection or assignment or other restrictive covenant or similar obligations between the Restricted Party and either Buyer or any of their Affiliates.
(i)
Counterparts; Electronic Delivery. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be an original. Any such counterpart, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute the original form of this Agreement and deliver such form to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
(j)
Governing Law; Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Each party agrees to personal jurisdiction in any action brought in any Court, federal or state, within the State of Delaware having subject matter jurisdiction over the matters arising under this Agreement.

(k)
Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(l)
Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
(m)
No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
(n)
Further Assurances. Each party hereto covenants that at any time, and from time to time, after the Effective Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm, perfect or otherwise carry out the intent and purposes of this Agreement.
(o)
Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless otherwise specified. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context requires otherwise, any definition or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on any such amendments, supplements or modifications set forth herein or therein).
6.
Definitions. In addition to the terms otherwise defined in this Agreement, as used in this Agreement, the following terms have the following meanings.
(a)
“Business” means the business of manufacturing, marketing, brokering, servicing, acquiring and selling of Homes. For the avoidance of doubt, “Business” shall not include the (i) leasing of Homes; (ii) continued operation of communities owned or operated by the Restricted Party or any Affiliate of the Restricted Party as of the date hereof, including the buying, financing (retail or wholesale), leasing, renting, and selling of Homes in such existing communities; or (iii) buying and selling of commercial real estate.
(b)
“Homes” means the production of custom-built, prefabricated, manufactured factory, and modular housing.
(c)
“Territory” means the States of Mississippi, Alabama, Florida, Kansas, Louisiana, Georgia, North Carolina, South Carolina, Tennessee, Texas, Indiana, Arkansas, Oklahoma, West Virginia and Missouri, and the Commonwealths of Virginia and Kentucky.
(d)
“Restricted Period” means the period starting on the Closing Date and ending five (5) years after the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Restrictive Covenant Agreement to be executed as of the Effective Date.

BUYERS:

CHAMPION HOME BUILDERS, INC.

By: ____________________________

Name: ____________________________

Title: ____________________________

CHAMPION RETAIL HOUSING, INC.

By: ____________________________

Name: ____________________________

Title: ____________________________

SKYLINE CHAMPION CORPORATION

By: ____________________________

Name: ____________________________

Title: ____________________________

IN WITNESS WHEREOF, the parties hereto have caused this Restrictive Covenant Agreement to be executed as of the Effective Date.

RESTRICTED PARTY:

______________________________________

____________________________

______________________________

Signature

______________________________

Print Name

Address:

_____________________

_____________________

_____________________

Schedule 2

Tara Baker is currently an employee of Regional Enterprises. Prior to Closing, Ms. Baker will be transferred to and will serve as an employee of Regional Holdings Corporation. As an employee of Regional Holdings Corporation, upon Buyers’ request from time to time after Closing, Ms. Baker will be made reasonably available to assist and respond to questions based on her historical knowledge of the operations of Regional Enterprises and other members of the Company Group.

Following the Closing, Neil Godfrey will remain an employee of Regional Enterprises and may serve as a consultant and advisor to Regional Holdings Corporation. Upon Sellers’ request from time to time after Closing, Mr. Godfrey will be made reasonably available to assist and respond to questions from Regional Holdings based on his historical knowledge of the operations of Regional Holdings.